Exhibit 32
Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)
Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of QVC Group, Inc., a Delaware corporation (the "Company"), does hereby certify, to such officer's knowledge, that:
The Annual Report on Form 10-K for the year ended December 31, 2025 (the "Form 10-K") of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 15, 2026	/s/ DAVID RAWLINSON II
David Rawlinson II
Chief Executive Officer and President

Date: April 15, 2026	/s/ Bill Wafford
Bill Wafford
Chief Financial Officer and Chief Administrative Officer

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Form 10-K or as a separate disclosure document.